Exhibit 10.102

CONTENT AGREEMENT

This Content Agreement, dated as of September 29, 2006 (the “Agreement Date”), is by and between Worldspan L.P., a limited partnership organized and existing under the laws of Delaware, USA (“Worldspan”), and Delta Air Lines, Inc., a corporation organized and existing under the laws of Delaware, USA (“Delta”).

RECITALS

WHEREAS, Worldspan and Delta are parties to a Participating Carrier Agreement dated as of February 1, 1991, (as otherwise amended, supplemented, or replaced from time to time, the “PCA”) pursuant to which Worldspan distributes Delta’s products and services to travel agencies and other organizations that subscribe with Worldspan for that service (the “Worldspan Agency Base”); and

WHEREAS, Delta and Worldspan desire to create a long-term distribution arrangement that will provide the Worldspan Agency Base with the ability to access content regarding Delta’s products and services and access enhanced content and merchandising capabilities in order to consistently serve the traveling public; and

WHEREAS, the Parties desire to provide Worldspan with the capability to offer optional products providing access to enhanced content to the Worldspan Agency Base and Delta with the ability to reduce its distribution costs;

NOW, THEREFORE, in consideration of their respective undertakings hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Worldspan and Delta hereby agree as follows:

ARTICLE 1
TERM AND DEFINITIONS

1.1           Term.  The term of this Agreement (the “Term”) will commence on October 1, 2006 (the “Effective Date”) and will continue until (i) June 30, 2013 or such later date to which the Term may be extended by mutual agreement of the Parties, or (ii) any earlier date upon which this Agreement may be terminated in accordance with the provisions hereof or termination of the PCA.  In the event of termination of the PCA, then this Agreement shall also automatically terminate effective at the same time as the PCA is terminated.  Except as expressly provided herein, the PCA remains in full force and effect.

1.2           Definitions.  For purposes of this Agreement, each of the terms listed in Appendix A will have the meaning set forth therein.  Other terms used in this Agreement are defined in the context in which they are used and will have the respective meanings specified there.

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ARTICLE 2
DELTA CONTENT

2.1           Delta Content Availability in the Territory.  During the Term, and subject to the provisions of this Agreement, Delta will provide to Worldspan, directly or indirectly, for distribution via the Worldspan GDS to applicable Worldspan Agencies in the Territory, at no additional charge to Worldspan or, except as specified in this Agreement, to any such Worldspan Agency, timely and complete access to, and the ability to generate Bookings from (except as provided in the PCA and Section 5.7 of this Agreement), each of the following types of Delta Content:

(a)           “General Content”, which consists of such Delta Content as Delta designates from time to time in its sole discretion for distribution to the Worldspan Agencies then participating in the General Access Product.

(b)           “Full Content”, which consists of all Publicly Available Fares [**] available in the Territory for Delta Flights and related schedule information and access to inventory.  However, the Delta Content made available to any Worldspan Agency then participating in the Subscription Access Product may include, in addition to Full Content, any [**] if and to the extent agreed to by Delta in its sole discretion.  Any distribution restrictions associated with any [**] included in such Delta Content, if any at Delta’s sole and absolute discretion, will be provided to Worldspan by Delta, and Worldspan will make such Fares available only in accordance with the applicable restrictions, including, without limitation, which Worldspan Agency may access any such Fares.  The Full Content available through the Worldspan GDS for any Worldspan Agency will include all Publicly Available Fares [**], related schedule information and access to inventory that Delta makes available for that Travel Agency [**].

(c)           “Super Content”, which consists of Full Content plus the following:

(1)           Additional Delta Content.  Delta will provide as part of Super Content the Delta [**], and Opaque Fares.  Delta will provide such [**] and Opaque Fares and related schedule information and access to inventory, together with any associated distribution restrictions, to Worldspan, and Worldspan will make such Fares available only in accordance with the applicable restrictions, including, without limitation, which Worldspan Agency may access any such Fares.

(2)           Merchandising and Functionality.  Delta[**], may from time to time provide to Worldspan for access by Eligible Worldspan Agencies participating in the Super Access Product (i) [**], and (ii) certain new functionality that facilitates the user’s ability

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to transact business with the Delta Group, all in accordance with and subject to the provisions of Section 5.2.

(3)           Compensation Parity.  Delta will offer each Eligible Worldspan Agency participating in the Super Access Product the opportunity to receive compensation and benefits (including commissions and incentives) [**].  In addition, Delta will offer each customer of the Eligible Worldspan Agencies participating in the Super Access Product benefit opportunities [**].  If Delta offers any such opportunities to receive compensation or benefits to any Eligible Worldspan Agency or customer in accordance with the above, the Eligible Worldspan Agency or customer, as applicable, must accept such offer under the terms and conditions thereof, taken as a whole, [**].

The Parties will meet on an ongoing basis to review Delta’s provisioning of any product or services with its Super Content and any proposed enhancements thereto that will make Super Content more attractive to the Eligible Worldspan Agencies.

Delta agrees that it has and will maintain sufficient authorization and approvals to provide such information, access, and inventory on behalf of the Delta Group.  Delta, at its discretion, will make its applicable Fares to be provided pursuant to this Agreement available to Worldspan through the automated filing services provided by Airline Tariff Publishing Company (ATPCO), Worldspan’s internal Private Fare product (which is an Internet-based system used to input Private Fares and associated rules directly into the Worldspan GDS), or other standard industry procedures mutually agreed to by Delta and Worldspan that do not impose significant additional operating or other costs upon Worldspan or Delta.  For the avoidance of doubt, Delta’s provision of Delta Content to Worldspan includes the polling of availability information [**].

2.2           Delta Content Availability Outside the Territory.  During the Term, Delta will provide to Worldspan for distribution via the Worldspan GDS to applicable Worldspan Agencies outside of the Territory, at no additional charge to Worldspan, [**] located outside the Territory in accordance with the terms and conditions of the PCA.

2.3           Distribution Parity.  In general and except as otherwise specified in this Agreement, in connection with the distribution of Delta Content, [**].  For purposes of the foregoing, (i) Worldspan Agencies participating in the Super Access Product [**]

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[**].  With respect to each of the following types of Delta Content and the Worldspan Distribution Products offered to the Worldspan Agency Base within the Territory, [**] (except as provided in [**]:

(a)           Delta will make General Content available to Worldspan for distribution to the Worldspan Agencies in the Territory [**].

(b)           Delta will make Full Content available to Worldspan for distribution to the Worldspan Agencies in the Territory [**].

(c)           Delta will make Super Content available to Worldspan for distribution to the Worldspan Agencies in the Territory [**].

The factors with respect to which Delta will provide distribution parity for each type of Delta Content as set forth in paragraphs (a), (b), and (c) above will include [**].

ARTICLE 3
WORLDSPAN DISTRIBUTION PRODUCTS

3.1           General Access Product.  At all times during the Term, Worldspan shall offer to the Worldspan Agencies in the Territory a generally available distribution product (the “General Access Product”) that provides access only to Delta’s General Content (as it may be modified by Delta from time to time in accordance with the terms of this Agreement) to the Worldspan Agencies who elect to participate in the General Access Product.

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3.2           Optional New Distribution Products.  In addition to the General Access Product, [**], Worldspan shall offer to the Worldspan Agencies in the Territory two new optional Worldspan Distribution Products, in accordance with and subject to the provisions of Sections 3.3 and 3.5, respectively.  A Worldspan Agency, including all branches thereof, shall [**].

3.3           Subscription Access Product.  Commencing as soon after the Agreement Date as Worldspan determines it to be feasible, but in any event no later than September 30, 2006, and continuing throughout the Term [**], Worldspan will make available to Worldspan Agencies in the Territory a new optional distribution product (the “Subscription Access Product”) that provides access to Delta’s Full Content (as it may be modified by Delta from time to time in accordance with the terms of this Agreement) to the Worldspan Agencies who elect to participate in the Subscription Access Product.

3.4           Content Access Fee.  Delta retains the right to, and nothing in this Agreement or the PCA shall preclude Delta from, charging any Worldspan Agency participating in either the General Access Product or the Subscription Access Product a Content Access Fee; provided, however, that [**].  Worldspan agrees that it will not add any such Content Access Fee to the Fares displayed by the Worldspan GDS for any Delta Flight.  Worldspan will cooperate with and assist Delta in connection with its activities relating to the Content Access Fee, including without limitation assisting Delta in invoicing and collecting any Content Access Fees.

3.5           Super Access Product.  Commencing as soon after the Agreement Date as Worldspan determines it to be feasible, but in any event no later than September 30, 2006, and continuing throughout the Term, Worldspan will make available to Worldspan Agencies in the Territory [**] a new optional distribution product (the “Super Access Product”) that provides access to Delta’s Super Content to the Worldspan Agencies who elect to participate in the Super Access Product.  Delta agrees not to charge any Worldspan Agency participating in the Super Access Product a Content Access Fee.

3.6           Implementation Plan.  Within thirty days after the Agreement Date, appropriate representatives of the Parties will begin meeting to establish procedures, and estimate the resources required, for implementing the arrangements contemplated by this Agreement.

3.7            Agency Classifications.  In the Billing Information Data Tapes (BIDT) provided to Delta each month during the Term, or via some other commercially reasonable method mutually acceptable to the Parties (such acceptance not to be unreasonably withheld or delayed),

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Worldspan shall indicate, for each Worldspan Agency generating Bookings in the Territory during such month, [**] the Worldspan Distribution Product in which each such Worldspan Agency participated during such month, together with the Bookings generated in the Territory by each such Worldspan Agency.

3.8           [**].  Subject to the following provisions of this Section 3.8, Worldspan covenants and agrees not to provide any Delta Fares or inventory to any Worldspan Agency that is not authorized, in accordance with the terms of this Agreement, to have access to such Fares or inventory.  In furtherance, and not in limitation, of the preceding sentence, [**] such that each Worldspan Agency shall be able to access only the applicable Fares and inventory to which that Worldspan Agency is entitled.  The Parties will also develop and implement reasonable operating procedures to support and effectuate such [**].  In connection with the implementation of the content controls described above, the Parties agree as follows:

(a)           [**].

(b)           [**].

(c)           [**].

(d)           [**].

If, at any time during the Term, Worldspan Agencies are repeatedly being provided access to Delta Fares or inventory to which the Worldspan Agencies are respectively not entitled, and Worldspan does not resolve the problem within a reasonable time after becoming aware of the problem, then [**].  With respect to any Booking generated by a Worldspan Agency on the basis of a Fare or inventory to which that Worldspan Agency is not entitled, [**].  However, otherwise and notwithstanding anything herein to the contrary, [**] in connection with the provisions of this Section 3.8.

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ARTICLE 4
FEE ARRANGEMENTS

4.1           Booking Fees in the Territory.  The Booking Fees for Bookings generated in the Territory by Worldspan Agencies during the Term will be as provided in Appendix B-1.

4.2           Booking Fees Outside the Territory.  During the Term, the Booking Fees for Bookings generated by Worldspan Agencies located outside of the Territory [**], which [**].

4.3           [**].  [**].

ARTICLE 5
GENERAL PROVISIONS

5.1           [**].  [**]

5.2           [**] and Functionality.  [**] or functionality, as

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contemplated by Section 2.1(c)(2) of this Agreement, the Parties will use commercially reasonable efforts to agree upon the terms and conditions (including, without limitation, the associated costs or fees, if any, for any such opportunity or functionality) relating to any such [**] and functionality, as well as any development or other work that may be required in connection therewith, and the Parties will take all commercially reasonable actions necessary to implement any such mutually agreed upon [**] or any such functionality as mutually determined by the Parties.  However, the Parties agree that (i) any delay in Worldspan’s ability to implement any new [**] or functionality will not require Delta to delay the implementation of the opportunity or functionality for any other Distribution Channel, (ii) if the implementation of any new [**] functionality for Worldspan for access via the Worldspan GDS by the applicable Eligible Worldspan Agencies participating in the Super Access Product would create additional costs for Delta, then Delta will promptly notify Worldspan of those costs and the Parties will [**], and (iii) if the implementation of any new opportunity or functionality for Worldspan for access via the Worldspan GDS by the applicable Eligible Worldspan Agencies participating in the Super Access Product would [**].

5.3           Other Business Opportunities.  At least once during each calendar quarter during the Term, appropriate representatives of Delta and Worldspan will meet to discuss the Delta Group’s distribution requirements and objectives and any ways in which Worldspan can assist Delta with respect to those requirements and objectives.  If [**].

5.4           Improper Use of Delta Content.  In the event that either Party becomes aware that a Worldspan Agency is improperly using, or failing to use, the Delta Content provided by Worldspan, then that Party shall promptly bring such fact to the attention of the other Party, and the Parties will reasonably cooperate with each other with respect to causing the termination of any such improper use of, or failure to use, such Delta Content.

5.5           Abusive [**].  Worldspan will use commercially reasonable efforts to eliminate abusive Booking action by Worldspan Agencies.  In addition, Worldspan agrees that it will [**].  Delta and Worldspan will work together to identify, and

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implement mutually developed best practices to reduce, any erroneous or abusive Booking practices and behaviors by Worldspan Agencies.

5.6           [**].  Worldspan covenants and agrees that at all times during the Term during which Delta is in material compliance with its obligations under Article 2 of this Agreement, [**].

5.7           Agency Accreditation.  The Parties acknowledge and agree that Delta retains the right at all times (i) to remove or withhold ticketing authority and/or accreditation to act on its behalf from any Worldspan Agency, and (ii) to limit point of sale booking capabilities of any Worldspan Agency.  Nothing in this Agreement or the PCA shall be interpreted as limiting (a) Delta’s rights under the Airline Reporting Corporation agency appointment agreement with respect to any Worldspan Agency, or (b) Delta’s rights under any agreement or arrangement between Delta and any Worldspan Agency.  If Delta removes or withholds ticketing authority or accreditation from any Worldspan Agency, then Delta shall promptly give Worldspan notice thereof and Worldspan shall restrict that Worldspan Agency’s ability to issue tickets for which Delta is the validating air carrier until Delta reinstates that Worldspan Agency’s ticketing authority and accreditation.

5.8           [**].  [**].

5.9           [**].  [**]:

[**]

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[**]

[**]

5.10         [**].  During the Term, (i) Delta’s publicly announced policy will be that the Worldspan Super Access Product is a preferred distribution product of the Delta Group in the Territory and (ii) [**].

5.11         [**].  [**].

5.12         [**].  [**]

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[**].

5.13         PNR Sync Agreement.  The term and effectiveness of the PNR Sync Agreement will be extended until the end of the Term of this Agreement, [**].

5.14         [**].  Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that, except as provided in the remainder of this Section 5.14, [**].

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5.15         [**].  With respect to any [**] this Agreement, Worldspan agrees that it shall use such [**].

5.16         Auto Pricing Errors.  Notwithstanding anything herein or in the PCA to the contrary, the Parties agree that if Worldspan cannot accurately auto price specific Fares according to Delta’s specifications, Delta may instruct Worldspan to inhibit auto-pricing such Fares, and Worldspan agrees to use commercially reasonable efforts to comply with such instructions unless and until it can demonstrate to Delta Worldspan’s ability to correctly auto-price such Fares.  Delta agrees that it will comply with industry-standard pricing practices and will file its pricing specifications in automated rules data in accordance with ATPCO standards.  If [**].  Nothing else in this Agreement or the PCA shall be interpreted to prohibit Delta from debiting a Worldspan Agency in connection with auto-pricing errors or from pursuing other available remedies against a Worldspan Agency.

ARTICLE 6
TERMINATION AND DISPUTES

6.1           Termination for Cause.  If either Party defaults in the performance of any of its material obligations (or repeatedly defaults in the performance of any of its other obligations) under this Agreement and, after receipt of a written notice specifying the default in reasonable detail, does not substantially cure the default within [**] then the non-defaulting Party may, by giving written notice of termination to the defaulting Party, terminate this Agreement effective as of the termination date specified in the notice of termination.

6.2           Termination due to Force Majeure Event.  If a Force Majeure Event substantially prevents one Party’s performance of its obligations pursuant to this Agreement for a period of [**] or more consecutive days, then the other Party may terminate this Agreement upon [**] days prior written notice to the affected Party.

6.3           Remedies.  If either Party breaches, or threatens to breach, any of its obligations in Article 2, Article 3, Article 4, Article 5 or Article 8, then the other Party may seek equitable relief, including, without limitation, injunctive relief, in any jurisdiction or court of competent authority, without being required to go through the dispute resolution process set forth in Section 6.4 below, to preserve the status quo or prevent irreparable injury while the resolution of any related Dispute is being pursued through such dispute resolution process.

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6.4           Dispute Resolution.  Any dispute, claim or controversy arising out of or relating in any way to this Agreement, or the relationship or rights and obligations of the Parties resulting from this Agreement, including any dispute as to the existence, validity, construction, interpretation, negotiation, performance, non-performance, breach, termination, or enforceability of this Agreement, (a “Dispute”) will be resolved in accordance with the following procedures:

(a)           Upon the request of either Party, the Parties will promptly exercise reasonable business efforts to resolve the Dispute at the operational level.

(b)           If the Parties have not been able to resolve the Dispute at the operational level with twenty-four hours after the request described in subsection (a), then, upon the written request of either Party, which request must identify the Dispute in reasonable detail, each Party will designate a senior executive officer who will negotiate in good faith with the senior executive officer designated by the other Party in an effort to resolve the Dispute.

(c)           If the senior executive officers do not resolve the Dispute within fifteen days after the request described in subsection (b), then, upon the written request of either Party, the Dispute will be settled through final, binding and confidential arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association.  The arbitration tribunal will consist of a single arbitrator agreed upon by the Parties or, in the absence of agreement, appointed in accordance with such Rules.  The venue for the arbitration will be Atlanta, Georgia, and the award of the arbitrator will be final and binding.  Each Party retains the right to seek judicial assistance (i) to compel arbitration; (ii) to obtain interim measures to preserve the status quo or prevent irreparable injury pending arbitration; and (iii) to enforce any decision of the arbitrator, including the final award.

(d)           Notwithstanding the existence of any Dispute or the fact that the dispute resolution procedures set forth in this Section 6.4 have been or may be invoked, each Party will continue to perform its obligations under this Agreement, unless and until this Agreement is terminated in accordance with the provisions of this Agreement.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

7.1           Representations and Warranties of Worldspan.  Worldspan represents and warrants to Delta as of the Agreement Date as follows:

(a)           Organization and Qualification.  Worldspan is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and has the general partnership power and authority to own, operate and use its assets and operate its business as contemplated by this Agreement.

(b)           Authority Relative to this Agreement.  Worldspan has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.  The execution and delivery of this Agreement and the consummation of the transactions contemplated

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hereby have been duly authorized by all necessary partnership action on the part of Worldspan.  This Agreement has been duly and validly executed and delivered by Worldspan and is, assuming due execution and delivery thereof by Delta, a valid and binding obligation of Worldspan, enforceable against Worldspan in accordance with its terms.

(c)           Compliance.  All services performed by Worldspan pursuant to this Agreement or otherwise shall be conducted in compliance in all material respects with all applicable statutes, orders, rules, regulations and notifications, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over its operations, including, but not limited to, the U.S. Department of Transportation.

(d)           No Conflict.  The execution, delivery and performance by Worldspan of this Agreement do not and will not (i) contravene or conflict with the limited partnership agreement of Worldspan; (ii) contravene or conflict with or constitute a violation of any provision of any law, statute, judgment, decree, order, rule or regulation of any governmental authority binding upon or applicable to Worldspan or any of its properties or assets; (iii) result in a violation or a breach of, or constitute a default or require any consent under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Worldspan or to a loss of any benefit to which Worldspan is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract, obligation or other instrument to which the Worldspan is bound, or any license, franchise, permit or other similar authorization held by Worldspan; (iv) result in the creation or imposition of any liens in favor of any third person or entity; or (v) constitute any event which, after notice or lapse of time or both, would result in such violation, breach, conflict, default, acceleration or creation or imposition of liens.

7.2           Representations and Warranties of Delta.  Delta represents and warrants to Worldspan as of the Agreement Date as follows:

(a)           Organization and Qualification.  Delta is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and has the general corporate power and authority to own, operate and use its assets and operate its business as contemplated by this Agreement.

(b)           Authority Relative to this Agreement.  Delta has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Delta.  This Agreement has been duly and validly executed and delivered by Delta and is, assuming due execution and delivery thereof by Worldspan, a valid and binding obligation of Delta, enforceable against Delta in accordance with its terms.

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(c)           No Conflict.  The execution, delivery and performance by Delta of this Agreement do not and will not (i) contravene or conflict with the articles of incorporation of Delta; (ii) contravene or conflict with or constitute a violation of any provision of any law, statute, judgment, decree, order, rule or regulation of any governmental authority binding upon or applicable to Delta or any of its properties or assets; (iii) result in a violation or a breach of, or constitute a default or require any consent under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Delta or to a loss of any benefit to which Delta is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract, obligation or other instrument to which the Delta is bound, or any license, franchise, permit or other similar authorization held by Delta; (iv) result in the creation or imposition of any liens in favor of any third person or entity; or (v) constitute any event which, after notice or lapse of time or both, would result in such violation, breach, conflict, default, acceleration or creation or imposition of liens.

(d)           Bankruptcy.  The Parties acknowledge that Delta and certain of its Affiliates (collectively, the “Debtors”) filed for bankruptcy protection pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on September 14, 2005, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  [**]

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1           Prior Agreement.  This Agreement is intended to be a supplement to the PCA, which will continue in full force and effect during the Term of this Agreement.  To the extent that there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the PCA, the terms and conditions of this Agreement will prevail.  During [**].  [**].

8.2           Successors and Assigns.  This Agreement will survive any change of control of either Party and will be binding upon, inure to the benefit of, and be enforceable by and against each Party and any successor thereto.  However, neither Party may, without the prior written consent of the other, assign this Agreement or any rights or obligations hereunder to any other

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entity unless that other entity (i) acquires all or substantially all of the assets of the assigning Party, and (ii) either agrees, or by operation of law is required, to comply with and be bound by the provisions of this Agreement to the same extent as the assigning Party.  In connection therewith, the Parties agree as follows:

[**].

[**].

8.3           Confidentiality.  Each Party agrees that all proprietary and confidential information of the other, including information relating to the negotiation and the terms and conditions of this Agreement, will be held in strict confidence and protected by the same degree of care as such Party uses to protect the confidentiality of its own information of a similar nature, but no less than a reasonable degree of care, will be used only for purposes of this Agreement, and will not be disclosed to any third party by such Party without the prior written consent of the other, except as may be required by legal, accounting, or regulatory requirements.  If a Party is required to disclose the other Party’s confidential information by legal, accounting or regulatory requirements, then the receiving Party must (a) notify the disclosing Party of any actual or threatened disclosure of which the receiving Party has knowledge, of any legal compulsion of disclosure, and of any actual legal obligation of disclosure immediately upon becoming so obligated and (b) cooperate with the disclosing Party’s reasonable, lawful efforts to resist, limit or delay disclosure.

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8.4           Public Communications.  Worldspan and Delta will jointly prepare one or more press releases regarding the general subject matter of this Agreement, including the provision of Delta Content for Worldspan Agencies.  Notwithstanding the provisions of Section 8.3, each Party may make announcements intended for internal distribution within that Party’s organization and any disclosures required by legal, accounting, or regulatory requirements, and may publicly disclose the existence and general provisions, including the term, of this Agreement, including the fact that Worldspan Agencies may obtain access to certain Delta Content described in this Agreement through the Worldspan GDS.

8.5           Severability.  If any court of competent jurisdiction, arbitrator, regulatory body, or other legal authority, as the case may be, determines that any provision of this Agreement violates any applicable statute, law, rule, or regulation, whether now in existence or enacted or adopted at a later date, or is otherwise unlawful, invalid or unenforceable for any reason, it is the intention of the Parties that such authority will have the power to modify such provision to the extent necessary to render the provision enforceable, and such provision as so modified will be enforced.  Any such findings of invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect.

8.6           Waiver.  No waiver of any breach of this Agreement by either Party shall constitute a waiver of any subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing.

8.7           Force Majeure.  Neither Party will be deemed in default of this Agreement as a result of any failure to perform its obligations that is caused by an act of God or governmental authority, a strike or labor dispute, fire, war, failure of the other Party or third party suppliers, or for any other cause beyond the reasonable control of that Party (a “Force Majeure Event”).

8.8.          No Agency.  Nothing in this Agreement is intended to or will be construed to create or establish an agency, partnership, or joint venture relationship between the Parties.

8.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

8.10         Governing Law.  This Agreement shall be governed by, construed and enforced according to the laws of the State of Georgia, without regard to its principles of conflicts of laws. Subject to the provisions of Section 6.4, any judicial action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought in the courts of the State of Georgia in Fulton County, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the Parties hereto irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives, to the fullest extent permitted by law, any objection to venue laid therein.  Process in any action or proceeding referred to in the proceeding

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sentence may be served on any party anywhere in the world.  Each Party further agrees to waive any right to a trial by jury.

8.11         Construction.  The captions used in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.  As used in this Agreement, the words “hereof” and “hereunder” and other words of similar import refer to this entire Agreement and not any separate portion hereof, unless otherwise specified.  The use in this Agreement of pronouns of the masculine, feminine, or neuter gender shall be deemed to include the other genders, as the context may require.  Any reference in this Agreement to an Article, Section, or Appendix shall be considered a reference to that Article or Section of, or that Appendix to, this Agreement, unless the context indicates otherwise.  As used in this Agreement, the word “including” and its derivatives (such as “include” and “includes”) shall be interpreted as if it were followed by the phrase “without limitation” unless the context indicates otherwise.

8.12         No Third Party Beneficiaries.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the Parties hereto and their respective permitted successors and assigns.

8.13         Limitation of Damages.  NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, BUT NOT INCLUDING ANY AMOUNTS PAYABLE PURSUANT TO THIS AGREEMENT, ARISING FROM THIS AGREEMENT OR ANY BREACH HEREOF.

8.14         Audit.  Either Party may, upon reasonable notice to the other Party, at its discretion and expense, engage an independent third-party auditor to (i) with respect to Delta, verify Worldspan’s reporting of Bookings, including which Worldspan Distribution Product was used for the Booking and whether the Booking was made by an Online Worldspan Agency or a Traditional Worldspan Agency, and Worldspan’s obligations with respect to Delta confidential information and [**], and (ii) with respect to Worldspan, verify Delta’s compliance with the terms and conditions of Article 2 of this Agreement.  Any such auditor must enter into a non-disclosure agreement with the other Party substantially similar with the rights and obligations set forth in Section 8.3 of this Agreement.  Each Party agrees to make relevant information available to the auditor of the other Party, provided such other Party reimburses the audited Party for any reasonable costs and expenses incurred with respect to such availability.  Each Party shall be limited to conduct only one (1) audit per Contract Year, and no audit shall unreasonably interfere with the conduct of the audited Party’s business.

8.15         Entire Agreement.  This Agreement, including the Appendices attached hereto, and the PCA constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including the Prior Content Agreement, which shall be terminated effective as of the Effective Date.  Notwithstanding the foregoing, the PCA will continue to be in full force and effect as provided in Sections 1.1 and 8.1.

[**]         Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the Agreement Date.

Delta Air Lines, Inc.		Worldspan, L.P.

By:	/s/ Pamela Elledge	By:	/s/ Ninan Chacko
Title:	Vice President—Global Sales and Distribution	Title:	Chief Commercial Officer

[**]         Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

APPENDIX A

Definitions

“Affiliate” means, with respect to an Person, any other Person that, directly or indirectly, owns or controls that Person, is owned or controlled by that Person, or is under common ownership or control with that Person, where “ownership” means owning fifty percent or more of the controlling interest in an entity, and “control” means the ability to direct the management or affairs of a Person.

“Agreement Date” has the meaning specified in the first paragraph of this Agreement.

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“Booking” means an airline passenger segment created by (or secured to) a Worldspan Agency in the itinerary portion of a passenger name record (PNR) for transportation on a Delta Flight, including those types of segments treated as Bookings as of the Agreement Date.  For example, one passenger on a direct flight will constitute one Booking, one passenger on a two-

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segment trip with connecting flights will constitute two Bookings, and multiple passengers within the same PNR segment will constitute multiple Bookings.

“Booking Fee” means, with respect to a Booking, the fee that Worldspan charges Delta on a per-segment basis for that Booking.

“Cancellation” means a Booking that is canceled by the applicable Worldspan Agency through the Worldspan GDS prior to the date of departure for that Booking.

[**]

“Content Access Fee” means a fee that Delta charges a Person in connection with accessing and/or generating bookings from Delta Content.

“Contract Year” means a twelve-month period commencing on September 1, 2006 or any anniversary thereof, but only that portion of any such twelve-month period as occurs during the Term.

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“Delta” has the meaning specified in the first paragraph of this Agreement.

“Delta Content” means Fares for Delta Flights, together with related schedule information and associated access to inventory and seat availability, and corresponding information for any other products or services, if any, provided by the Delta Group.

“Delta Flight” means any scheduled air transportation that is marketed or operated by, and using the air carrier designator code of, Delta or any of its Affiliates.

“Delta Group” means Delta and its air carrier Affiliates.

“Delta Internet Site” means an Internet site branded predominantly under Delta’s or its Affiliate’s trademarks, service marks or trade names which contains information about the schedules, Fares and seat inventory of Delta Flights, and provides Delta’s customers with the

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ability to review, make reservations for, or purchase air transportation services offered by the Delta Group.

“Designated Codeshare” means, for any given air carrier and except as the Parties may otherwise agree, another air carrier that (i) operates flights that are marketed using the air carrier designator code of the given air carrier, and (ii) has an arrangement with the given air carrier pursuant to which the booking fees associated with bookings on those flights that are incurred by the given air carrier, as the marketing carrier, may be rebilled or passed through to the other air carrier, as the operating carrier.  The Parties agree that (x) the air carriers listed in Section 1(a) of Appendix Dare Designated Codeshares for Delta as of the Agreement Date, but none of the air carriers listed in Section 1(b) of Appendix D will be considered a Designated Codeshare for Delta unless and until the Parties mutually agree to consider it such a Designated Codeshare, and (y) Delta is a Designated Codeshare for the air carriers listed in Section 2 of Appendix D as of the Agreement Date.

“Direct Connect” means, with respect to any air carrier, a direct connection to the air carrier’s internal reservations system by a Travel Agency, corporation, or other organization that provides the ability to reserve, purchase, or ticket travel on the air carrier’s flights without generating a booking through a GDS.

“Dispute” has the meaning specified in Section 6.4.

“Distribution Channel” means any Internal Distribution Channel or External Distribution Channel.

“Effective Date” has the meaning specified in Section 1.1.

“Eligible Worldspan Agency” means each Worldspan Agency, including ARC-accredited and non-ARC-accredited agencies, that, at the applicable time, is accredited by Delta through the granting of ticketing authority, or otherwise has booking authority, in the Territory.

[**]

“External Distribution Channel” means a channel for the distribution of Delta Content that is not an Internal Distribution Channel, including any (i) GDS in which Delta is a participant, or (ii) Direct Connect with a direct connection to Delta’s internal reservations system.

“Fare” means the price charged by Delta for air travel, together with the necessary fare rules, tariffs and construction principles applicable thereto.  For the avoidance of doubt, a Fare shall not include (i) any fee or surcharge imposed by Delta on any person or entity distributing or selling such Fare to the consumer or user of such Fare, or (ii) any frequent flyer program miles or other loyalty benefit provided by Delta to the purchaser or user of such Fare.

“Force Majeure Event” has the meaning specified in Section 8.7.

“Full Content” has the meaning specified in Section 2.1(b).

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“GDS” means a global distribution system operated by [**] each as of the Agreement Date, or any similar system offered to subscribing Travel Agencies that provides aggregated information about the schedules, fares, or availability of the products and services of multiple air carriers and enables such subscribing Travel Agencies to make reservations and issue tickets for such products and services.  [**]

“General Access Booking” means a Booking generated in the Territory by a Worldspan Agency that is then a participant in the General Access Product.

“General Access Product” has the meaning specified in Section 3.1.

“General Content” has the meaning specified in Section 2.1(a).

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“Internal Distribution Channel” means (i) Delta’s reservations or sales personnel, (ii) the internal reservations system used by Delta, (iii) any Delta Internet Site, and (iv) any publicly accessible Internet web site branded under the global airline alliance of which Delta is a member as of the applicable time.

“Internet Channel” means any Internet web site, other than a Delta Internet Site, that derives [**] or more of its revenue from the sale of travel products or services to consumers.

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“Online Travel Agency” or “OTA” means any Travel Agency (or group of Affiliated Travel Agencies who are marketed under the same brand name) whose primary business is operating one or more publicly accessible Internet Channels for the distribution of travel products or services.

“Online Worldspan Agency” means any Worldspan Agency that is an Online Travel Agency.

“Opaque Fare” means, with respect to any air carrier, a Private Fare, together with related schedule information and associated access to inventory, that is offered for sale by or on behalf of that air carrier in such a way that, until after an irrevocable commitment to purchase the particular fare has been made, there is no disclosure of (a) the air carrier identity, and (b) at least one of the following: (i) the exact time of departure, or (ii) the exact time of arrival.

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[**].

“Party” means each of Delta and Worldspan.

“PCA” has the meaning specified in the recitals of this Agreement.

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“Person” means any individual, firm, corporation, company, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or other entity.

“PNR Sync Agreement” means the PNR Sync Agreement, dated December 3, 2003, between Worldspan and Delta.

[**]

“Prior Content Agreement” means, collectively, the letter agreement regarding fare content, dated December 3, 2003, between Worldspan and Delta and the Online Full Content Agreement, dated as of June 22, 2004, between Worldspan and Delta.

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“Publicly Available Fare” means, with respect to any air carrier, a fare, together with related schedule information and associated access to inventory, offered for sale by or on behalf of that air carrier to the general public in the Territory, including its Web Fares but excluding all of its Unpublished Fares.

“Subscription Access Booking” means a Booking generated in the Territory by a Worldspan Agency that is then a participant in the Subscription Access Product.

[**]         Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

                “Subscription Access Product” has the meaning specified in Section 3.3.

“Super Access Booking” means a Booking generated in the Territory through the Super Access Product by a Worldspan Agency that is then a participant in the Super Access Product.

“Super Access Product” has the meaning specified in Section 3.5.

“Super Content” has the meaning specified in Section 2.1(c).

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“Term” has the meaning specified in Section 1.1.

“Territory” means (i) the 50 United States and the District of Columbia, (ii) the U.S. Virgin Islands, and (iii) Puerto Rico.

“Traditional Travel Agency” means any Travel Agency [**].

“Traditional Worldspan Agency” means any Worldspan Agency that is a Traditional Travel Agency.  For the avoidance of doubt, Traditional Worldspan Agencies include corporations and other organizations using Trip Manager or any successor or comparable product offered by Worldspan.

“Travel Agency” means a Person that books, sells, or fulfills the products or services of travel suppliers through the use of a GDS.

“Trip Manager” means Worldspan’s Internet-based corporate travel booking tool, as it may be modified by Worldspan from time to time, that allows a company’s authorized users to create, modify, and view airline and other travel reservations made through the Worldspan GDS.

“TSA Booking” means any booking for transportation on a Delta Flight with respect to which Delta is not required to pay a booking fee to any GDS provider, whether pursuant to an agreement reached prior to the Effective Date or during the Term.

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[**]         Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

                “Web Fare” means, with respect to any air carrier, a fare, together with related schedule information and associated access to inventory, that is made available to the public by that air carrier through the primary internal Internet web site owned, operated or controlled by such air carrier, and with respect to Delta, are filed under a ticket designator code beginning with WP or WN, or such other designator code as may be provided to Worldspan by Delta from time to time.  However, an air carrier’s Web Fares do not include its Private Fares, Promotional Fares, or Opaque Fares.

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“Worldspan” has the meaning specified in the first paragraph of this Agreement.

“Worldspan Agency” means, as of any time, any Travel Agency or other Person (including the home agency and all branches thereof) that at that time uses the Worldspan GDS to shop for, price, book, sell, or fulfill the products or services of travel suppliers or to enable end users to shop for, reserve, book, and pay for the products and services of travel suppliers.  For the avoidance of doubt, “Worldspan Agency” includes both Traditional Worldspan Agencies and Online Worldspan Agencies.

“Worldspan Agency Base” has the meaning specified in the recitals of this Agreement.

“Worldspan Distribution Product” means each of the General Access Product, the Subscription Access Product, and the Super Access Product.

“Worldspan GDS” means the GDS operated by Worldspan, including Trip Manager, or any successor thereto.

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[**]         Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

APPENDIX B-1

Financial Provisions for Bookings within the Territory

1.             [**] Booking Fees.

(a)           [**] Agencies.  Subject to the provisions of Section [**].

(b)           [**] Worldspan Agencies.  Except for any [**] Online Bookings for which the Booking Fees are determined pursuant to the provisions of Section 1(c) of this Appendix B-1, (i) the Booking Fee payable to Worldspan by Delta for each [**] generated by [**] generated by any other [**] during any Contract Year will be the applicable Booking Fee set forth in the following table, which is based upon the [**], as set forth in the following table:

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(c)           [**] Bookings.  Notwithstanding the provisions of [**]

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B-1-1

[**] is adjusted as a result of that transaction.

2.             General [**] Fees.  [**].

3.             [**] Bookings.  Notwithstanding the provisions of Section [**]

[**]

[**] is adjusted as a result of that transaction.

4.             [**]

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B-1-2

[**].

5.             [**].  [**]

6.             Operating Carrier Billing.  Notwithstanding the foregoing, the Parties acknowledge and agree as follows:

(a)           With respect to bookings, [**] generated in the Territory through any Worldspan Distribution Product for travel on any flight that is marketed using the air carrier designator code of Delta or any of its Affiliates, but is operated by another air carrier that is a Designated Codeshare for Delta and is then a party to a Participating Carrier Agreement with Worldspan, Worldspan will bill the operating air carrier, rather than Delta, for the booking fees associated with those bookings, which booking fees will be determined in accordance with the provisions of the operating air carrier’s Participating Carrier Agreement, as then amended or supplemented.

(b)           With respect to bookings, [**] generated in the Territory through any Worldspan Distribution Product for travel on any flight operated by Delta (or any of its Affiliates) that is marketed using the air carrier designator code of another Super Content Airline for which Delta is a Designated Codeshare, Worldspan will bill Delta, rather than the other Super Content Airline, for the booking fees associated with those bookings, which booking fees will be determined in accordance with the provisions of this Agreement.

In connection with the provisions of this Section 6, Delta agrees to provide Worldspan promptly after the Agreement Date written confirmation of, and to thereafter give Worldspan prior written notice of any change in, (i) each other air carrier that is a Designated Codeshare for Delta, as well as the flight number ranges under Delta’s (or its Affiliate’s) air carrier designator code that are used for flights operated by the Designated Codeshare that are marketed under Delta’s (or its Affiliate’s) air carrier designator code, and (ii) each other air carrier for which Delta is a Designated Codeshare, as well as the flight number ranges under the other air carrier’s air carrier designator code that are used for flights operated by Delta that are marketed under such other air carrier’s air carrier designator code.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

B-1-3

7.             Invoice Reconciliation.  If, despite Worldspan’s good faith efforts to accurately prepare each monthly invoice, it is subsequently determined that the actual amount payable by Delta for any month differs from the amount previously invoiced by Worldspan for that month, then the applicable Party will promptly make any additional payments, or issue any refunds or credits, that may be necessary to reconcile the amount previously invoiced for that month with the actual amount payable for that month.

8.             Time of Payment.  Any amounts to which either Party is entitled pursuant to this Appendix B-1 will be payable in accordance with the payment procedures that the Parties use for amounts payable under the PCA.

9.             Cancellation Fees.  [**]

10.           [**].        [**]

11.           [**].        [**]

12.           [**].        [**]

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B-1-4

APPENDIX B-2

Financial Provisions for Bookings outside of the Territory

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B-2-1

APPENDIX C

Designated Codeshares

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C-1

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C-2